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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 27, 1997, relating to the financial statements of Alltel Healthcare Information Services, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the two years ended December 31, 1996 and for the period from January 1, 1997 through January 23, 1997 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

                                          /s/  PRICE WATERHOUSE LLP

Atlanta, Georgia
April 22, 1998